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                                    EXHIBIT A

     Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Primus Knowledge Solutions, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

     Dated February 14, 2000

     Entities:

Oak Investment Partners VI, Limited Partnership
Oak Associates VI, LLC
Oak VI Affiliates Fund, Limited Partnership
Oak VI Affiliates, LLC
Oak Management Corporation


                                             By:  /s/ Edward F. Glassmeyer
                                                -------------------------------
                                                  Edward F. Glassmeyer, as
                                                  General Partner or
                                                  Managing Member or as
                                                  Attorney-in-fact for the
                                                  above-listed entities
     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
Eileen M. More

                                             By:  /s/ Edward F. Glassmeyer
                                                -------------------------------
                                                  Edward F. Glassmeyer,
                                                  Individually and as
                                                  Attorney-in-fact for the
                                                  above-listed individuals